Exhibit 99.1

KEY HOSPITALITY ACQUISITION CORPORATION ANNOUNCES STOCKHOLDER
APPROVAL OF PROPOSED DISSOLUTION AND LIQUIDATION

ROSELAND, NJ - December 11, 2007. Key Hospitality Acquisition Corporation (OTCBB: KHPA, KHPAU, KHPAW) announced today that its stockholders voted to approve the dissolution of Key Hospitality and its proposed plan of liquidation, as presented in the Key Hospitality proxy statement dated November 13, 2007, at the special meeting of the stockholders held on December 11, 2007.

Key Hospitality also announced that its board of directors has adopted the proposed plan of liquidation, as approved by Key Hospitality’s stockholders, and in accordance therewith has authorized the issuance of a liquidating distribution in the amount of approximately $7.6876 per share, payable on or about December 12, 2007 to holders of record, as of December 11, 2007, of the outstanding shares of Key Hospitality’s common stock issued in its initial public offering.

Key Hospitality further announced that it will be filing as soon as practicable a certificate of dissolution with the Delaware Secretary of State for the purpose of effecting its dissolution, and intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, Key Hospitality will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

Forward-looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact

Jeffrey Davidson
Key Hospitality Acquisition Corporation
973-992-3707
jeffd@keyhospitality.net
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